October 29, 2026	1
GILEAD SCIENCES ANNOUNCES THIRD QUARTER 2026 FINANCIAL RESULTS
Product Sales Excluding Veklury Increased 16% Year-Over-Year to $8.2 Billion
Biktarvy Sales Increased 10% Year-Over-Year to $4.1 Billion

Foster City, CA, October 29, 2026 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the third quarter 2026.
“Gilead delivered an exceptional third quarter, with our strongest year-over-year base business growth in more than a decade, reflecting the strength, breadth and durability of our business,” said Daniel O’Day, Gilead’s Chairman and Chief Executive Officer. “Our performance enabled us to raise our full year base business revenue guidance again this quarter, bringing the total increase to $1.6 billion since the start of 2026. Our HIV business grew 18% and HIV prevention sales nearly doubled year-over-year. With multiple ongoing and potential launches across HIV and Oncology, important progress in Inflammation and a disciplined operating model, Gilead is well positioned for business growth and impact for patients.”
Third Quarter 2026 Financial Results
•Total third quarter 2026 product sales increased 13% to $8.3 billion compared to the same period in 2025, primarily driven by higher sales of HIV products, Trodelvy® (sacituzumab govitecan-hziy) and Livdelzi® (seladelpar), partially offset by lower sales of Veklury® (remdesivir) and Cell Therapy products. Higher product sales were partially offset by lower royalty, contract and other revenues, primarily driven by revenues recognized in the prior year related to a previous sale of intellectual property, which did not repeat in the current year.
•Diluted earnings per share (“EPS”) was $1.94 in the third quarter 2026 compared to $2.43 in the same period in 2025. The decrease was primarily driven by net losses from equity securities in the current year compared to net gains in the prior year, higher operating expenses, higher income tax expense and lower royalty, contract and other revenues, partially offset by higher product sales and lower acquired in-process research and development (“IPR&D”) expenses.
•Non-GAAP diluted EPS was $2.55 in the third quarter 2026 compared to $2.47 in the same period in 2025. The increase was primarily driven by higher product sales and lower acquired IPR&D expenses, partially offset by higher operating expenses, higher income tax expense and lower royalty, contract and other revenues.
•As of September 30, 2026, Gilead had $6.4 billion of cash, cash equivalents and marketable debt securities compared to $10.6 billion as of December 31, 2025. The decrease was primarily driven by year-to-date cash outflows of $11.3 billion related to acquisitions, $2.8 billion of debt repayments, $3.1 billion of dividend payments and $1.1 billion of common stock repurchases, partially offset by $11.2 billion of operating cash flow and $4.1 billion of net proceeds from debt financing.
•During the third quarter 2026, Gilead generated $5.0 billion in operating cash flow.
•During the third quarter 2026, Gilead paid dividends of $1.0 billion and repurchased $370 million of common stock.

October 29, 2026	2
Third Quarter 2026 Product Sales
As noted in the section above, total third quarter 2026 product sales increased compared to the same period in 2025. Total third quarter 2026 product sales excluding Veklury increased 16% to $8.2 billion compared to the same period in 2025, primarily due to higher sales of HIV products, Trodelvy and Livdelzi, partially offset by lower sales of Cell Therapy products.
HIV product sales increased 18% to $6.2 billion in the third quarter 2026 compared to the same period in 2025, primarily driven by higher average realized price, higher demand in HIV prevention and favorable inventory dynamics.
•Biktarvy® (bictegravir 50mg/emtricitabine (“FTC”) 200mg/tenofovir alafenamide (“TAF”) 25mg) sales increased 10% to $4.1 billion in the third quarter 2026 compared to the same period in 2025, primarily driven by higher demand, higher average realized price and favorable inventory dynamics.
•Descovy® (FTC 200mg/TAF 25mg) sales increased 49% to $1.0 billion in the third quarter 2026 compared to the same period in 2025, primarily driven by higher average realized price and favorable inventory dynamics.
The Liver Disease portfolio sales increased 13% to $927 million in the third quarter 2026 compared to the same period in 2025, primarily reflecting higher demand for Livdelzi, as well as higher average realized price for chronic hepatitis C virus (“HCV”) and chronic hepatitis B virus products, partially offset by lower demand for HCV products.
Veklury sales decreased 69% to $86 million in the third quarter 2026 compared to the same period in 2025, primarily driven by lower rates of COVID-19-related hospitalizations.
Cell Therapy product sales decreased 18% to $355 million in the third quarter 2026 compared to the same period in 2025, reflecting ongoing competitive headwinds.
Trodelvy® (sacituzumab govitecan-hziy) sales increased 42% to $506 million in the third quarter 2026 compared to the same period in 2025, primarily driven by higher demand.
Third Quarter 2026 Product Gross Margin, Operating Expenses and Effective Tax Rate
•Product gross margin was 81.0% in the third quarter 2026 compared to 78.6% in the same period in 2025. Non-GAAP product gross margin was 88.1% in the third quarter 2026 compared to 86.5% in the same period in 2025. These increases were primarily driven by the expiration of a royalty-related obligation.
•Research and development (“R&D”) expenses and non-GAAP R&D expenses increased to $1.6 billion in the third quarter 2026 compared to $1.3 billion in the same period in 2025, primarily driven by higher employee-related and clinical materials costs.
•Acquired IPR&D expenses were $18 million in the third quarter 2026.
•Selling, general and administrative (“SG&A”) expenses increased to $1.6 billion in the third quarter 2026 compared to $1.4 billion in the same period in 2025, primarily driven by higher HIV promotional activities, integration costs related to our recent acquisitions, higher expenses related to legal matters and higher employee-related costs. Non-GAAP SG&A expenses increased to $1.5 billion in the third quarter 2026 compared to $1.4 billion in the same period in 2025, primarily due to higher HIV promotional activities, higher expenses related to legal matters and higher employee-related costs.
•The effective tax rate (“ETR”) was 20.7% in the third quarter 2026 compared to 16.2% in the same period in 2025, primarily driven by a settlement with a tax authority and remeasurement of certain deferred tax liabilities in the prior year, which did not repeat in the current year. The non-GAAP ETR was 19.0% in the third quarter 2026 compared to 17.5% in the same period in 2025, primarily due to the settlement with a tax authority in the prior year.

October 29, 2026	3
Guidance and Outlook
For the full year 2026, Gilead now expects:

(in millions, except per share amounts)	October 29, 2026 Guidance
	Low End	High End	Comparison to August 4, 2026 Guidance
Product sales	$31,000	$31,300	Previously $30,100 to $30,400
Product sales excluding Veklury	$30,700	$31,000	Previously $29,800 to $30,100
Veklury	~ $300		Unchanged
Diluted loss per share	$(4.40)	$(4.05)	Previously $(3.75) to $(3.40)
Non-GAAP diluted loss per share	$(1.20)	$(0.85)	Previously $(0.65) to $(0.30)
Our full year 2026 GAAP and non-GAAP diluted loss per share guidance includes the impact of approximately $9.88 due to acquired IPR&D charges of $12.4 billion related to the Arcellx, Tubulis, Ouro Medicines and PepStar transactions announced this year, net of the impact of the Lakefront collaboration and related taxes.
Additional information and a reconciliation between GAAP and non-GAAP financial information for the 2026 guidance is provided in the accompanying tables. The financial guidance is subject to a number of risks and uncertainties. See the Forward-Looking Statements section below.
Key Updates Since Our Last Quarterly Release
Virology
•Received U.S. Food and Drug Administration (“FDA”) approval for Bixlenvo™ (bictegravir 75 mg/lenacapavir 50 mg) for the treatment of HIV in adults who are virologically suppressed on a stable antiretroviral regimen, including those switching from complex multi-tablet regimens. Bixlenvo is a complete single-tablet regimen indicated for the treatment of HIV to replace current antiretroviral regimens in people with virological suppression with no known or suspected resistance to bictegravir or lenacapavir.
•Announced the expansion of the six royalty-free voluntary licensing agreements for twice-yearly lenacapavir to include the investigational once-yearly lenacapavir for HIV prevention, if approved. This agreement covers 120 high-incidence countries and will support manufacturing readiness, technology transfer and future supply while the Phase 3 PURPOSE-365 trial is ongoing. If approved, once-yearly lenacapavir could provide a full year of HIV prevention with a single annual dose, expanding prevention choice and helping address barriers that can limit HIV pre-exposure prophylaxis (“PrEP”) uptake and persistence.
•Announced a new agreement with the Pan American Health Organization (“PAHO”) to accelerate access for twice-yearly lenacapavir for HIV prevention across all PAHO Member States in Latin America and the Caribbean. This agreement is part of Gilead’s broader global access strategy for lenacapavir which combines voluntary licensing, technology transfer, no-profit supply, regional access pathways and partnerships in providing access to HIV prevention.
Oncology
•Announced European Commission (“EC”) marketing authorization for Trodelvy in combination with Keytruda® (pembrolizumab) for the treatment of adult patients with unresectable locally advanced or metastatic triple-negative breast cancer (“mTNBC”) who have not received prior systemic therapy for metastatic disease and whose tumors express PD-L1 (CPS≥10). This decision follows the recent EC approval of Trodelvy as a monotherapy for the treatment of adults with unresectable locally advanced or mTNBC who have not received prior systemic therapy for metastatic disease and are not candidates for PD-(L)1 inhibitors. Trodelvy is now the only approved Trop-2 directed ADC and backbone therapy for 1L mTNBC across PD-L1 status.

October 29, 2026	4
Inflammation
•Announced a definitive agreement with PepStar Therapeutics Limited (“PepStar”), a privately held, clinical-stage biotechnology company, to acquire PepStar’s oral IL-23R inhibitor program. This includes lead asset HCXT-2001, an investigational, oral, macrocyclic peptide inhibitor of IL-23R, currently in Phase 1 development for immune-mediated inflammatory diseases. Closing of the transaction is subject to certain customary conditions.
•Presented new positive results from the Phase 2 SWIFT study evaluating emvistegrast, a once-daily oral alpha-4-beta-7 inhibitor, in adults with moderately-to-severely active ulcerative colitis (“UC”) at the United European Gastroenterology Week. Emvistegrast 200mg met its primary endpoint of clinical response at Week 12, with a generally well-tolerated safety profile. These findings support Gilead’s plans to initiate a Phase 3 study of emvistegrast 200mg as a monotherapy for UC in 2027. Emvistegrast is an investigational product that is not approved anywhere globally, and the safety and efficacy of its use is not yet established.
Corporate
•Announced opening of new Research Center to expand capabilities in oncology, inflammation and research data science. The Research Center is the first of three projects supporting the $32 billion investment in U.S. research, development and manufacturing through 2030.
•In October 2026, the Centers for Medicare and Medicaid Services completed the process of setting the Maximum Fair Price for Biktarvy under Medicare. The new price will be effective and impact our Biktarvy revenue starting January 1, 2028.
•The Board declared a quarterly dividend of $0.82 per share of common stock for the fourth quarter of 2026. The dividend is payable on December 30, 2026, to stockholders of record at the close of business on December 15, 2026. Future dividends will be subject to Board approval.
Certain amounts and percentages in this press release may not sum or recalculate due to rounding.
Conference Call
At 1:30 p.m. Pacific Time today, Gilead will host a conference call to discuss Gilead’s results. A live webcast will be available on http://investors.gilead.com and will be archived on www.gilead.com for one year.
Non-GAAP Financial Information
The information presented in this document has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP financial information generally excludes acquisition-related expenses including amortization of acquired intangible assets, restructuring charges and other items that are considered unusual or not representative of underlying trends of Gilead’s business, fair value adjustments of equity securities, the related tax charges or benefits associated with such exclusions and other discrete tax charges or benefits not representative of underlying trends such as changes in tax laws, transfers of intangible assets between certain legal entities, and effects of legal entity restructurings. Although Gilead consistently excludes the amortization of acquired intangible assets from the non-GAAP financial information, management believes that it is important for investors to understand that such intangible assets were recorded as part of acquisitions and contribute to ongoing revenue generation. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the accompanying tables.

October 29, 2026	5
About Gilead Sciences
Gilead Sciences, Inc. is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis, COVID-19, cancer and inflammation. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, California.
Forward-Looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include those relating to: Gilead’s ability to achieve its full year 2026 financial guidance and future projected financial results; impacts resulting from regulatory or legislative policies or processes, including the impact from pricing reform in the Inflation Reduction Act (such as Medicare Part D pricing reform and the Biktarvy Maximum Fair Price determination), the expiration of subsidies related to the Affordable Care Act, our most-favored-nation pricing agreement with the U.S. government and tariffs; Gilead’s ability to make progress on any of its long-term ambitions or priorities laid out in its corporate strategy; Gilead’s ability to accelerate or sustain revenues for its virology, oncology, inflammation and other programs; Gilead’s ability to manage, execute and realize the potential benefits of acquisitions, collaborations or licensing arrangements, including the announced PepStar acquisition; the risk that Gilead’s U.S. manufacturing and R&D investment may not achieve their intended benefits; patent protection and estimated loss of exclusivity for our products and product candidates; Gilead’s ability to initiate, progress or complete clinical trials within currently anticipated timeframes or at all, the possibility of unfavorable results from ongoing and additional clinical trials, including those involving anito-cel, emvistegrast, lenacapavir and HCXT-2001 (such as PURPOSE-365 and SWIFT), and the risk that safety and efficacy data from clinical trials may not warrant further development of Gilead’s product candidates or the product candidates of Gilead’s strategic partners; Gilead’s ability to resolve the issues cited by the FDA in pending clinical holds to the satisfaction of the FDA and the risk that FDA may not remove such clinical holds, in whole or in part, in a timely manner or at all; Gilead’s ability to submit new drug applications for new product candidates or expanded indications in the currently anticipated timelines; Gilead’s ability to receive or maintain regulatory approvals in a timely manner or at all, and the risk that any such approvals, if granted, may be subject to significant limitations on use and may be subject to withdrawal or other adverse actions by the applicable regulatory authority; Gilead’s ability to successfully commercialize its products; the risk of potential disruptions to the manufacturing and supply chain of Gilead’s products; pricing and reimbursement pressures from government agencies and other third parties, including required rebates and other discounts; a larger than anticipated shift in payer mix to more highly discounted payer segments; market share and price erosion caused by the introduction of generic versions of Gilead products; the risk that physicians and patients may not see advantages of Gilead’s products over other therapies, including Bixlenvo and Trodelvy; Gilead’s ability to effectively manage, execute and realize the anticipated benefits of the access strategy relating to lenacapavir for HIV PrEP, including voluntary licensing arrangements and external partnerships relating to lenacapavir; and other risks identified from time to time in Gilead’s reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter ended September 30, 2026 are not necessarily indicative of operating results for any future periods. Gilead directs readers to its press releases, annual reports on Form 10-K, quarterly reports on Form 10-Q and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation

October 29, 2026	6
Reform Act of 1995 for forward-looking statements.
The reader is cautioned that forward-looking statements are not guarantees of future performance and is cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
Additional information is available on our Investor Relations website, https://investors.gilead.com. Among other things, an estimate of Acquired IPR&D expenses is expected to be made available on the Quarterly Results page within the first ten (10) days after the end of each quarter.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in its business, including the following: GILEAD®, GILEAD SCIENCES®, KITE®, AMBISOME®, ATRIPLA®, BIXLENVO™, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, DESCOVY FOR PREP®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPCLUDEX®, JYSELECA®, LIVDELZI®/LYVDELZI®, LETAIRIS®, ODEFSEY®, SOVALDI®, STRIBILD®, SUNLENCA®, TECARTUS®, TRODELVY®, TRUVADA®, TRUVADA FOR PREP®, TYBOST®, VEKLURY®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA®, YEZTUGO®/YEYTUO® and ZYDELIG®. Other trademarks and trade names are the property of their respective owners.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

CONTACTS:	Investors:	Jacquie Ross, CFA	investor_relations@gilead.com
	Media:	Ashleigh Koss	public_affairs@gilead.com

October 29, 2026	7
GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share amounts)	2026	2025	2026	2025
Revenues:
Product sales	$8,289	$7,345	$22,862	$21,013
Royalty, contract and other revenues	11	424	201	505
Total revenues	8,300	7,769	23,063	21,518
Costs and expenses:
Cost of goods sold	1,571	1,569	4,595	4,610
Research and development expenses	1,608	1,346	4,744	4,215
Acquired in-process research and development expenses	18	170	11,307	485
In-process research and development impairments	—	—	1,750	190
Selling, general and administrative expenses	1,641	1,357	5,013	3,980
Total costs and expenses	4,838	4,442	27,409	13,480
Operating income (loss)	3,462	3,327	(4,346)	8,038
Interest expense	269	256	756	769
Other (income) expense, net	130	(569)	(492)	(449)
Income (loss) before income taxes	3,063	3,641	(4,610)	7,718
Income tax expense	634	589	1,435	1,391
Net income (loss)	$2,429	$3,052	$(6,045)	$6,327

Basic earnings (loss) per share	$1.96	$2.46	$(4.87)	$5.08
Diluted earnings (loss) per share	$1.94	$2.43	$(4.87)	$5.04

Shares used in basic earnings (loss) per share calculation	1,242	1,243	1,242	1,245
Shares used in diluted earnings (loss) per share calculation	1,251	1,254	1,242	1,256

Supplemental Information:
Cash dividends declared per share	$0.82	$0.79	$2.46	$2.37
Product gross margin	81.0%	78.6%	79.9%	78.1%
Research and development expenses as a % of revenues	19.4%	17.3%	20.6%	19.6%
Selling, general and administrative expenses as a % of revenues	19.8%	17.5%	21.7%	18.5%
Operating margin	41.7%	42.8%	(18.8)%	37.4%
Effective tax rate	20.7%	16.2%	(31.1)%	18.0%

October 29, 2026	8
GILEAD SCIENCES, INC.
TOTAL REVENUE SUMMARY
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(in millions, except percentages)	2026	2025	Change	2026	2025	Change
Product sales:
HIV	$6,249	$5,277	18%	$16,972	$14,952	14%
Liver Disease	927	819	13%	2,571	2,372	8%
Oncology	860	788	9%	2,543	2,395	6%
Other	167	184	(9)%	524	594	(12)%
Total product sales excluding Veklury	8,203	7,068	16%	22,610	20,313	11%
Veklury	86	277	(69)%	253	700	(64)%
Total product sales	8,289	7,345	13%	22,862	21,013	9%
Royalty, contract and other revenues	11	424	(97)%	201	505	(60)%
Total revenues	$8,300	$7,769	7%	$23,063	$21,518	7%

October 29, 2026	9
GILEAD SCIENCES, INC.
NON-GAAP FINANCIAL INFORMATION(1)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(in millions, except percentages)	2026	2025	Change	2026	2025	Change
Non-GAAP:
Cost of goods sold	$983	$992	(1)%	$2,851	$2,875	(1)%
Research and development expenses	$1,591	$1,334	19%	$4,375	$4,123	6%
Acquired in-process research and development expenses	$18	$170	(89)%	$11,307	$485	NM
Selling, general and administrative expenses	$1,539	$1,351	14%	$4,423	$3,931	13%
Other (income) expense, net	$(34)	$(87)	(61)%	$(171)	$(251)	(32)%
Diluted earnings (loss) per share	$2.55	$2.47	3%	$(2.14)	$6.29	NM
Shares used in non-GAAP diluted earnings (loss) per share calculation	1,251	1,254	—%	1,242	1,256	(1)%

Product gross margin	88.1%	86.5%	165 bps	87.5%	86.3%	121 bps
Research and development expenses as a % of revenues	19.2%	17.2%	200 bps	19.0%	19.2%	(19) bps
Selling, general and administrative expenses as a % of revenues	18.5%	17.4%	115 bps	19.2%	18.3%	91 bps
Operating margin	50.2%	50.5%	(25) bps	0.5%	47.0%	NM
Effective tax rate	19.0%	17.5%	149 bps	(455.0)%	17.6%	NM
________________________________
NM - Not Meaningful
(1)     Refer to Non-GAAP Financial Information section above for further disclosures on non-GAAP financial measures. A reconciliation between GAAP and non-GAAP financial information is provided in the tables below.

October 29, 2026	10
GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except percentages and per share amounts)	2026	2025	2026	2025
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,571	$1,569	$4,595	$4,610
Acquisition-related – amortization(1)	(587)	(577)	(1,742)	(1,735)
Restructuring	(1)	—	(1)	—
Non-GAAP cost of goods sold	$983	$992	$2,851	$2,875

Product gross margin reconciliation:
GAAP product gross margin	81.0%	78.6%	79.9%	78.1%
Acquisition-related – amortization(1)	7.1%	7.9%	7.6%	8.3%
Restructuring	—%	—%	—%	—%
Non-GAAP product gross margin	88.1%	86.5%	87.5%	86.3%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,608	$1,346	$4,744	$4,215
Acquisition-related – other costs(2)	(8)	(4)	(344)	(41)
Restructuring	(8)	(8)	(25)	(52)
Non-GAAP research and development expenses	$1,591	$1,334	$4,375	$4,123

IPR&D impairment reconciliation:
GAAP IPR&D impairment	$—	$—	$1,750	$190
IPR&D impairment	—	—	(1,750)	(190)
Non-GAAP IPR&D impairment	$—	$—	$—	$—

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$1,641	$1,357	$5,013	$3,980
Acquisition-related – other costs(2)	(69)	—	(454)	—
Restructuring	(33)	(5)	(73)	(49)
Other(3)	—	—	(63)	—
Non-GAAP selling, general and administrative expenses	$1,539	$1,351	$4,423	$3,931

Operating income (loss) reconciliation:
GAAP operating income (loss)	$3,462	$3,327	$(4,346)	$8,038
Acquisition-related – amortization(1)	587	577	1,742	1,735
Acquisition-related – other costs(2)	77	4	798	41
Restructuring	42	14	99	101
IPR&D impairment	—	—	1,750	190
Other(3)	—	—	63	—
Non-GAAP operating income	$4,168	$3,921	$107	$10,104

Operating margin reconciliation:
GAAP operating margin	41.7%	42.8%	(18.8)%	37.4%
Acquisition-related – amortization(1)	7.1%	7.4%	7.6%	8.1%
Acquisition-related – other costs(2)	0.9%	—%	3.5%	0.2%
Restructuring	0.5%	0.2%	0.4%	0.5%
IPR&D impairment	—%	—%	7.6%	0.9%
Other(3)	—%	—%	0.3%	—%
Non-GAAP operating margin	50.2%	50.5%	0.5%	47.0%

Other (income) expense, net reconciliation:
GAAP other (income) expense, net	$130	$(569)	$(492)	$(449)
(Loss) gain from equity securities, net	(164)	483	321	198
Non-GAAP other (income) expense, net	$(34)	$(87)	$(171)	$(251)

October 29, 2026	11
GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except percentages and per share amounts)	2026	2025	2026	2025
Income (loss) before income taxes reconciliation:
GAAP income (loss) before income taxes	$3,063	$3,641	$(4,610)	$7,718
Acquisition-related – amortization(1)	587	577	1,742	1,735
Acquisition-related – other costs(2)	77	4	798	41
Restructuring	42	14	99	101
IPR&D impairment	—	—	1,750	190
Loss (gain) from equity securities, net	164	(483)	(321)	(198)
Other(3)	—	—	63	—
Non-GAAP income (loss) before income taxes	$3,933	$3,752	$(479)	$9,586

Income tax expense reconciliation:
GAAP income tax expense	$634	$589	$1,435	$1,391
Income tax effect of non-GAAP adjustments:
Acquisition-related – amortization(1)	121	120	357	360
Acquisition-related – other costs(2)	16	—	95	—
Restructuring	9	3	18	18
IPR&D impairment	—	—	415	51
Loss (gain) from equity securities, net	30	(43)	(78)	(33)
Discrete and related tax charges(4)	(62)	(11)	(64)	(101)
Non-GAAP income tax expense	$747	$657	$2,177	$1,686

Effective tax rate reconciliation:
GAAP effective tax rate	20.7%	16.2%	(31.1)%	18.0%
Income tax effect of above non-GAAP adjustments and discrete and related tax adjustments(4)	(1.7)%	1.3%	(423.8)%	(0.4)%
Non-GAAP effective tax rate	19.0%	17.5%	(455.0)%	17.6%

Net income (loss) reconciliation:
GAAP net income (loss)	$2,429	$3,052	$(6,045)	$6,327
Acquisition-related – amortization(1)	467	457	1,385	1,374
Acquisition-related – other costs(2)	61	4	703	41
Restructuring	33	11	81	83
IPR&D impairment	—	—	1,335	139
Loss (gain) from equity securities, net	134	(440)	(243)	(165)
Discrete and related tax charges(4)	62	11	64	101
Other(3)	—	—	63	—
Non-GAAP net income (loss)	$3,186	$3,095	$(2,656)	$7,901

Diluted earnings (loss) per share reconciliation:
GAAP diluted earnings (loss) per share	$1.94	$2.43	$(4.87)	$5.04
Acquisition-related – amortization(1)	0.37	0.36	1.11	1.09
Acquisition-related – other costs(2)	0.05	—	0.57	0.03
Restructuring	0.03	0.01	0.07	0.07
IPR&D impairment	—	—	1.07	0.11
Loss (gain) from equity securities, net	0.11	(0.35)	(0.20)	(0.13)
Discrete and related tax charges(4)	0.05	0.01	0.05	0.08
Other(3)	—	—	0.05	—
Non-GAAP diluted earnings (loss) per share	$2.55	$2.47	$(2.14)	$6.29

October 29, 2026	12
GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except percentages and per share amounts)	2026	2025	2026	2025
Non-GAAP adjustment summary:
Cost of goods sold adjustments	$588	$577	$1,744	$1,735
Research and development expenses adjustments	16	12	369	93
IPR&D impairment adjustments	—	—	1,750	190
Selling, general and administrative expenses adjustments	102	5	590	49
Total non-GAAP adjustments to costs and expenses	706	594	4,453	2,067
Other (income) expense, net, adjustments	164	(483)	(321)	(198)
Total non-GAAP adjustments before income taxes	870	112	4,132	1,868
Income tax effect of non-GAAP adjustments above	(175)	(79)	(807)	(396)
Discrete and related tax charges(4)	62	11	64	101
Total non-GAAP adjustments to net income	$757	$43	$3,389	$1,573
________________________________
(1)    Relates to amortization of acquired intangibles.
(2)    Adjustments include integration expenses and contingent consideration fair value adjustments associated with Gilead’s recent acquisitions.
(3)    Adjustments include donations of equity securities to the Gilead Foundation, a California nonprofit organization, during the first quarter of 2026.
(4)    Represents discrete and related deferred tax charges or benefits primarily associated with acquisition-related adjustments and transfers of intangible assets from a foreign subsidiary to Ireland and the United States.

October 29, 2026	13
GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2026 FULL-YEAR GUIDANCE(1)
(unaudited)

(in millions, except percentages and per share amounts)	Provided February 10, 2026	Updated May 7, 2026	Updated August 4, 2026	Updated October 29, 2026
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	~ 79.0%	~ 79.0%	~ 79.0%	~ 79.0%
Acquisition-related expenses	~ 8.0%	~ 8.0%	~ 8.0%	~ 8.0%
Non-GAAP projected product gross margin	~ 87.0%	~ 87.0%	~ 87.0%	~ 87.0%

Projected operating income (loss) GAAP to non-GAAP reconciliation:
GAAP projected operating income (loss)	$11,400 - $11,900	$(1,000) - $(500)	$(2,250) - $(1,850)	$(3,150) - $(2,750)
Acquisition-related, IPR&D impairment, restructuring and other expenses	~ 2,400	~ 3,400	~ 5,150	~ 5,150
Non-GAAP projected operating income	$13,800 - $14,300	$2,400 - $2,900	$2,900 - $3,300	$2,000 - $2,400

Projected effective tax rate GAAP to non-GAAP reconciliation:(2)
GAAP projected effective tax rate	~ 21%	~ (150%) - (220%)	~ (80%) - (90%)	~ (50%) - (55%)
Income tax effect of above non-GAAP adjustments and fair value adjustments of equity securities, and discrete and related tax adjustments	(~ 1%)	NM	NM	NM
Non-GAAP projected effective tax rate	~ 20%	~ 190% - 140%	~ 140% - 115%	~ 220% - 165%

Projected diluted earnings (loss) per share GAAP to non-GAAP reconciliation:
GAAP projected diluted earnings (loss) per share	$6.75 - $7.15	$(3.25) - $(2.85)	$(3.75) - $(3.40)	$(4.40) - $(4.05)
Acquisition-related, IPR&D impairment, restructuring and other expenses, fair value adjustments of equity securities and discrete and related tax adjustments	~ 1.70	~ 2.20	~ 3.10	~ 3.20
Non-GAAP projected diluted earnings (loss) per share	$8.45 - $8.85	$(1.05) - $(0.65)	$(0.65) - $(0.30)	$(1.20) - $(0.85)
________________________________
NM - Not Meaningful
(1)    Our full-year guidance excludes the potential impact of any (i) acquisitions or business development transactions that have not been executed, (ii) future fair value adjustments of equity securities and (iii) discrete tax charges or benefits associated with changes in tax related laws and guidelines that have not been enacted, as Gilead is unable to project such amounts. The non-GAAP full-year guidance includes non-GAAP adjustments to actual current period results as well as adjustments for the known future impact associated with events that have already occurred, such as future amortization of our intangible assets and the future impact of discrete and related deferred tax charges or benefits primarily associated with transfers of intangible assets from a foreign subsidiary to Ireland and the United States.
(2)    The GAAP and non-GAAP projected effective tax rates for the October 29, 2026 update include the impact of Acquired IPR&D expenses related to the acquisitions of Arcellx, Tubulis and Ouro Medicines, which are not deductible for tax purposes. Without these Acquired IPR&D expenses, the GAAP and non-GAAP projected effective tax rate for FY26 would be ~21% and ~20%, respectively.

October 29, 2026	14
GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30,	December 31,
(in millions)	2026	2025
Assets
Cash, cash equivalents and marketable debt securities	$6,437	$10,605
Accounts receivable, net	5,007	4,913
Inventories(1)	4,424	4,368
Property, plant and equipment, net	5,945	5,606
Intangible assets, net	13,424	16,978
Goodwill	8,314	8,314
Other assets	7,858	8,239
Total assets	$51,408	$59,023
Liabilities and Stockholders’ Equity
Current liabilities	$12,002	$11,813
Long-term liabilities	26,451	24,592
Stockholders’ equity(2)	12,955	22,618
Total liabilities and stockholders’ equity	$51,408	$59,023
________________________________
(1)    Includes current and long-term inventories, which are disclosed separately in the notes to our financial statements in Form 10-K and Form 10-Q.
(2)    As of September 30, 2026 and December 31, 2025, there were 1,241 of shares of common stock issued and outstanding.

October 29, 2026	15
GILEAD SCIENCES, INC.
SELECTED CASH FLOW INFORMATION
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2026	2025	2026	2025
Net cash provided by operating activities	$5,035	$4,109	$11,152	$6,692
Net cash used in investing activities	(244)	(427)	(8,821)	(2,958)
Net cash used in financing activities	(1,528)	(1,490)	(3,423)	(6,482)
Effect of exchange rate changes on cash and cash equivalents	(4)	(5)	(34)	87
Net change in cash and cash equivalents	3,259	2,187	(1,126)	(2,661)
Cash and cash equivalents at beginning of period	3,179	5,144	7,564	9,991
Cash and cash equivalents at end of period	$6,437	$7,330	$6,437	$7,330

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2026	2025	2026	2025
Net cash provided by operating activities	$5,035	$4,109	$11,152	$6,692
Purchases of property, plant and equipment	(237)	(147)	(494)	(358)
Free cash flow(1)	$4,798	$3,962	$10,657	$6,335
________________________________
(1)    Free cash flow is a non-GAAP liquidity measure. Please refer to our disclosures in the Non-GAAP Financial Information section above.

October 29, 2026	16
GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
(in millions)		2026	2025	2026	2025
HIV
Biktarvy	U.S.	$3,284	$2,940	$8,837	$8,212
	Europe	442	427	1,347	1,231
	Rest of World	333	320	1,009	922
		4,059	3,686	11,193	10,366

Descovy	U.S.	998	652	2,680	1,791
	Europe	22	23	69	67
	Rest of World	26	25	71	81
		1,046	701	2,820	1,939

Genvoya	U.S.	301	323	752	950
	Europe	27	34	97	114
	Rest of World	12	19	44	54
		339	377	892	1,118

Odefsey	U.S.	226	206	550	642
	Europe	52	61	170	184
	Rest of World	8	10	27	30
		286	277	747	857

Symtuza - Revenue share(1)	U.S.	103	95	315	265
	Europe	26	26	85	88
	Rest of World	3	3	8	9
		132	124	407	362

Yeztugo	U.S.	294	39	676	54
	Europe	—	—	—	—
	Rest of World	10	—	26	—
		305	39	702	54

Other HIV(2)	U.S.	55	43	114	144
	Europe	22	22	72	85
	Rest of World	5	8	24	28
		82	73	211	256

Total HIV	U.S.	5,261	4,299	13,924	12,059
	Europe	591	592	1,839	1,769
	Rest of World	397	386	1,209	1,124
		6,249	5,277	16,972	14,952

October 29, 2026	17
GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
(in millions)		2026	2025	2026	2025
Liver Disease
Livdelzi	U.S.	176	93	437	207
	Europe	26	11	65	16
	Rest of World	1	—	1	—
		203	105	503	223

Sofosbuvir / Velpatasvir(3)	U.S.	139	146	422	497
	Europe	59	65	200	227
	Rest of World	76	97	237	273
		274	309	860	996

Vemlidy	U.S.	170	136	385	358
	Europe	13	12	40	36
	Rest of World	151	132	435	389
		333	280	860	783

Other Liver Disease(4)	U.S.	39	39	74	100
	Europe	62	70	219	218
	Rest of World	16	17	56	52
		117	126	349	370

Total Liver Disease	U.S.	524	414	1,319	1,162
	Europe	161	158	523	496
	Rest of World	243	247	729	714
		927	819	2,571	2,372

Veklury
Veklury	U.S.	63	140	188	390
	Europe	12	43	28	84
	Rest of World	11	93	36	225
		86	277	253	700

Oncology
Cell Therapy
Tecartus	U.S.	24	40	83	122
	Europe	31	35	102	107
	Rest of World	5	8	21	25
		60	83	206	254

Yescarta	U.S.	114	123	366	444
	Europe	107	151	392	455
	Rest of World	73	75	215	228
		294	349	973	1,127

Total Cell Therapy	U.S.	139	163	450	566
	Europe	138	186	494	562
	Rest of World	78	83	235	253
		355	432	1,179	1,381
Trodelvy
Trodelvy	U.S.	336	221	896	626
	Europe	98	89	285	259
	Rest of World	71	47	183	128
		506	357	1,364	1,013

Total Oncology	U.S.	475	384	1,346	1,192
	Europe	236	275	779	821
	Rest of World	149	129	418	381
		860	788	2,543	2,395

October 29, 2026	18
GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
(in millions)		2026	2025	2026	2025
Other
AmBisome	U.S.	3	2	14	15
	Europe	52	69	158	201
	Rest of World	44	52	175	175
		99	123	347	391

Other(5)	U.S.	36	34	97	125
	Europe	8	7	24	23
	Rest of World	25	20	57	55
		68	61	177	204

Total Other	U.S.	39	36	111	140
	Europe	59	76	181	225
	Rest of World	69	72	232	230
		167	184	524	594

Total product sales	U.S.	6,361	5,274	16,888	14,943
	Europe	1,058	1,144	3,350	3,395
	Rest of World	869	928	2,624	2,674
		$8,289	$7,345	$22,862	$21,013

________________________________
(1)    Represents Gilead’s revenue from cobicistat (“C”), FTC and TAF in Symtuza (darunavir/C/FTC/TAF), a fixed dose combination product commercialized by Janssen Sciences Ireland Unlimited Company.
(2)    Includes Atripla, Bixlenvo, Complera/Eviplera, Emtriva, Stribild, Sunlenca, Truvada and Tybost.
(3)    Includes Epclusa and the authorized generic version of Epclusa sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC (“Asegua”).
(4)    Includes ledipasvir/sofosbuvir (Harvoni and the authorized generic version of Harvoni sold by Asegua), Hepcludex, Sovaldi, Viread and Vosevi.
(5)    Includes Cayston, Jyseleca, Letairis and Zydelig.